UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report
(Date of earliest event reported):	February 21, 2006

Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)
(563) 262-1400
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On February 21, 2006, the Management Continuity and Compensation Committee (the “Committee”) of the Board of Directors of Bandag, Incorporated (the “Company”) approved the payment of a restricted stock grant to one executive officer of the Company under the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “2004 Plan”), as amended February 18, 2005. The restricted stock grant was earned based on the achievement of operating profit targets in 2005 for the business unit for which the executive officer was responsible. A total of 2,406 restricted shares of Class A Common Stock were granted to the executive officer. The aggregate value of the restricted shares granted to the executive officer was $86,255, based on the fair market value of such shares on February 21, 2006. The shares of restricted stock vest in three years from the date of grant, so long as the recipient is then employed by the Company, except that shares of restricted stock automatically vest upon retirement, disability or death of the recipient.

        On February 21, 2006, the Committee also made contingent short-term awards to the Company’s executive officers (11 persons) pursuant to the 2004 Plan. The awards are paid in cash based upon the achievement of 2006 consolidated earnings before tax targets fixed by the Committee, as adjusted, together with, for certain executive officers, the attainment of operating profits targets for the business units for which such executive officers are responsible. If the earnings before tax and/or business unit operating profits targets are met, the cash will be payable in February 2007.

        Also, on February 21, 2006, the Committee awarded nonqualified stock options and performance units to 9 of the Company’s 11 executive officers under the 2004 Plan. Options to purchase a total of 46,550 shares of Class A Common Stock were granted to the 9 executive officers. The option price was $35.85 per share, being the fair market value of a share of Class A Common Stock on February 21, 2006. A total of 25,350 performance units, having a target value totaling $908,798 (based on the $35.85 per share value of the Class A Common Stock on February 21, 2006), were granted to the 11 executive officers. The performance units vest in full as of December 31, 2008 contingent upon achievement of specified performance goals for earnings before taxes and returns on invested capital over the three year period ending December 31, 2008. Depending upon performance, the 11 executive officers may earn up to a total of 50,700 performance units. Upon vesting of the performance units, fifty percent (50%) of the fair market value of the performance units (namely, the fair market value of the equivalent number of shares of Class A Common Stock) will be made in shares of the Company’s Class A Common Stock (determined as of a date two business days after the public release of the Company’s financial results for the immediately preceding fiscal year) and fifty percent (50%) of the fair market value of the performance units will be paid in cash. Performance units which do not vest based on lack of achievement of the specified performance targets expire on December 31, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ Warren W. Heidbreder
Warren W. Heidbreder
Vice President, Chief Financial Officer

Date: February 24, 2006

Signature Page